UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Warwick Valley Telephone Company (the “Company”), whose Common Shares trade on The Nasdaq National Market under the symbol WWVYE, had, as previously reported, been given by a Nasdaq hearing panel until July 29, 2005 to file its Annual Report on Form 10-K for year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the first quarter of 2005 in order to avoid the delisting of its Common Shares. The Company has submitted a request that this deadline be extended. The Company does not know whether its request will be granted, or, if it is, when any new deadline might be; it understands, however, that its Common Shares will not be delisted while Nasdaq considers the request for an extension.

Item 8.01.	Other Events

On August 1, 2005, the Company issued a press released described above under Item 3.01 with respect to requesting that the Nasdaq National Market extend the Company’s July 29, 2005 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the first quarter of 2005 to avoid the delisting of its Common Shares.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1. Press release entitled “Warwick Valley Telephone Requests Nasdaq Extension,” dated August 1, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: August 1, 2005	By:	/s/ Herbert Gareiss, Jr.
		Name:	Herbert Gareiss, Jr.
		Title:	President

Exhibit Index

Exhibit No.	Description
99.1	Press release entitled “Warwick Valley Telephone Requests Nasdaq Extension”